UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2026, Aptera Motors Corp., a Delaware corporation (the “Company”), entered into a Warrant Inducement Agreement (the “Inducement Agreement”) with holders (the “Holders”) of certain existing warrants (the “Existing Warrants”) to purchase shares of Class B common stock, par value $0.0001 per share (the “Common Stock”), of the Company. Pursuant to the Inducement Agreement, the Holders and the Company agreed that, subject to any applicable beneficial ownership limitations, that the Holders would cash exercise (i) warrants to purchase up to 2,880,000 shares of our Common Stock at a reduced exercise price per share of $2.07, previously issued in March 2026 (the “Existing Warrants”). The Company will receive aggregate gross proceeds of approximately $5.96 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by the Company.

In consideration of the Holders’ agreement to exercise the Existing Warrants in accordance with the Inducement Agreement, the Company agreed to issue to the Holders new warrants (the “Inducement Warrants”) to purchase up to 4,320,000 shares of Common Stock, which is equal to 150% of the number of shares of Common Stock issued upon exercise of the Existing Warrants (the “Inducement Warrant Shares”).

The Inducement Warrants will have an exercise price of $2.25 per share, will be exercisable on January 13, 2027 and will expire on January 13, 2032. The Company has agreed to file a registration statement by August 12, 2026 (the “Filing Date”), to register the resale of the Inducement Warrant Shares (the “Resale Registration Statement”) and to use commercially reasonably efforts to cause such registration statement to become effective within 60 days following the Filing Date.

The Company engaged A.G.P./Alliance Global Partners (“A.G.P.”) to act as Financial Advisor in connection with the transactions summarized above and will pay A.G.P. a fee equal to 6% of the gross proceeds raised in the transaction and reimburse A.G.P. for legal expenses incurred in connection with the transaction not to exceed $25,000.

Pursuant to the Inducement Agreement, during the period ending August 12, 2026, the Company may not (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file any registration statement or any amendment or supplement thereto, except for (a) any prospectus or prospectus supplements, or (b) a registration statement on Form S-8 related to employee benefit plans. These restrictions are subject to customary exceptions for “Exempt Issuances.”

The Existing Warrants and the underlying shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-294942), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on April 16, 2026, which was declared effective on April 20, 2026.

The foregoing descriptions of the Inducement Agreement and the Inducement Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Inducement Agreement and Inducement Warrants, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). The issuance of neither the Inducement Warrants nor the Inducement Warrant Shares have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

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Item 7.01 Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release announcing the closing of the warrant inducement transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
10.1	Form of Inducement Agreement
99.1	Press Release, dated July 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptera Motors Corp.

	By:	/s/ Chris Anthony
	Name:	Chris Anthony
	Title:	Co-Chief Executive Officer

Date: July 13, 2026

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